EXHIBIT 99.2

inTEST Corporation

FIRST QUARTER 2021 FINANCIAL RESULTS ANNOUNCEMENT

CONFERENCE CALL SUPPLEMENTAL INFORMATION

MAY 7, 2021

inTEST Corporation (NYSE American: INTT) is providing this Supplemental Information in conjunction with our 2021 first quarter press release in order to provide shareholders and analysts with additional information and detail for analyzing our financial results in advance of our quarterly conference call. The conference call will begin today, Friday, May 7, 2021, at 8:30 am EDT. To access the conference call, please dial (323) 289-6576 or (800) 437-2398. The passcode for the conference call is 5369295. Please reference the inTEST 2021 Q1 Financial Results Conference Call. In addition, a live webcast will be available on inTEST’s website, www.intest.com under the “Investors” section and a replay of the webcast will be available for one year following the live broadcast.

The historical roots of inTEST serve the inherently cyclical semiconductor market. In addition, we also serve a number of diversified growth markets for our precision equipment. As the cornerstone of inTEST, the semiconductor market (Semi Market) is an important component of our business. Complementing this market is our ‘Non-Semi’ market, which is referred to as ‘Multimarket.’ ‘Multimarket’ represents our diversification and refers to any markets other than the semiconductor market. This stems from our strategic objective of growing our business in non-semiconductor markets both organically as well as through acquisition. It is important to note that business within our Thermal segment can fall into either ‘Semi’ or ‘Multimarket,’ depending upon how our customers utilize our products or upon their respective applications.

Non-GAAP Financial Measures

In addition to disclosing results that are determined in accordance with GAAP, we also disclose non-GAAP financial measures. These non-GAAP financial measures consist of adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, EBITDA, net earnings excluding restructuring and other non-recurring charges and net earnings excluding restructuring and other non-recurring charges per diluted share. Adjusted net earnings (loss) is derived by adding acquired intangible amortization, adjusted for the related income tax expense (benefit), to net earnings (loss). Adjusted net earnings (loss) per diluted share is derived by dividing adjusted net earnings (loss) by diluted weighted average shares outstanding. EBITDA is derived by adding acquired intangible amortization, interest expense, income tax expense, and depreciation to net earnings (loss). Net earnings per diluted share excluding restructuring and other non-recuring charges is derived by adding restructuring and other charges and other non-recurring charges, both tax effected, to net earnings (loss) and net earnings excluding restructuring and other non-recurring charges per diluted share is derived by dividing net earnings excluding restructuring and other non-recurring charges by diluted weighted average shares outstanding. These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings (loss), adjusted net earnings (loss) per diluted share and EBITDA are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization charges as this expense may not be indicative of our current core business or future outlook. Net earnings excluding restructuring and other non-recuring charges and net earnings excluding restructuring and other non-recurring charges per diluted share are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before restructuring and other non-recurring charges as these restructuring and other non-recurring charges may not be indicative of our current core business or future outlook. These non-GAAP financial measures are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. Reconciliations from net earnings (loss) and net earnings (loss) per diluted share to adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share, from net earnings (loss) to EBITDA and from net earnings (loss) and net earnings (loss) per diluted share to net earnings excluding restructuring and other non-recurring charges and net earnings excluding restructuring and other non-recurring charges per diluted share, which are discussed in this Supplemental Information, are contained in the tables below. The non-GAAP financial measures discussed in this Supplemental Information may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP financial measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

Summary of Business and Financial Highlights

Today we reported the following results for the first quarter of 2021:

●	Bookings were $25.2 million, up 43% from $17.6 million reported for Q4 2020, and up 83% from $13.8 million reported for Q1 2020.
●	Semi bookings were $17.2 million, up 54% from $11.1 million reported for Q4 2020 and up 157% from $6.7 million reported for Q1 2020.
●	Multimarket bookings were $8.1 million, up 24% from $6.5 million reported for Q4 2020 and up 14% from $7.1 million reported for Q1 2020.
●	Multimarket bookings were 32% of total bookings for Q1 2021, compared to 37% in Q4 2020 and 51% in Q1 2020.
●	Net revenues were $19.6 million, up 31% from $14.9 million reported for Q4 2020, and up 74% from $11.2 million reported for Q1 2020.
●	Semi net revenues were $13.3 million, up 75% from $7.6 million reported for Q4 2020, and up 166% from $5.0 million reported for Q1 2020.
●	Multimarket net revenues were $6.2 million, down 14% from $7.3 million reported for Q4 2020 and no change from $6.2 million reported for Q1 2020.
●	Multimarket net revenues were 32% of total net revenues for Q1 2021, compared to 49% in Q4 2020 and 55% in Q1 2020.
●	Gross margin was $9.5 million or 49%, up from $6.7million or 45% reported for Q4 2020, and up from $4.9 million or 43% reported for Q1 2020.
●	Operating income was $2.6 million, up from an operating (loss) of $(484,000) reported for Q4 2020 and up from an operating (loss) of $(1.4) million reported for Q1 2020.
●

Net earnings were $2.2 million or $0.21 per diluted share, up from a net (loss) of $(380,000) or $(0.04) per diluted share reported for Q4 2020, and up from a net (loss) of $(1.1) million or $(0.11) per diluted share reported for Q1 2020.

●

Q1 2021 results included restructuring and other non-recurring costs of $55,000, details of which are included in this Supplemental Information. These charges were related to the consolidation of our EMS Products Segment. When tax effected, these charges amounted to $47,000 or less than $0.01 per diluted share. Excluding this non-recurring charge, Q1 2021 net earnings would have been $2.3 million or $0.21 per diluted share (Non-GAAP).

●

Q4 2020 results included restructuring and other non-recurring costs of $1.3M, details of which are included in this Supplemental Information. These charges were primarily related to the restructuring and consolidation of our EMS Products Segment. When tax effected, these charges amounted to $1.1 million or $0.11 per diluted share. Excluding these non-recurring charges, Q4 2020 net earnings would have been $693,000 or $0.07 per diluted share (Non-GAAP).

Summary of Bookings and Net Revenues

Bookings by end market served in dollars and as a percentage of total bookings and net revenues by end market served in dollars and as a percentage of total net revenues for the periods presented:

($ in 000s)	Three Months Ended
					Change				Change
	3/31/2021		12/31/2020		$	%	3/31/2020		$	%
Bookings
Industrial	$6,223	24.7%	$3,665	20.8%	$2,558	69.8%	$5,061	36.7%	$1,162	23.0%
Electronic Test	1,832	7.3%	2,825	16.0%	(993)	-35.2%	2,023	14.7%	(191)	-9.4%
Multimarket (Non-Semi)	$8,055	31.9%	$6,490	36.8%	$1,565	24.1%	$7,084	51.4%	$971	13.7%
Semi Market	17,175	68.1%	11,129	63.2%	6,046	54.3%	6,692	48.6%	10,483	156.6%
	$25,230	100.0%	$17,619	100.0%	$7,611	43.2%	$13,776	100.0%	$11,454	83.1%

Net Revenues
Industrial	$3,828	19.7%	$4,995	33.7%	$(1,167)	-23.4%	$4,227	37.6%	$(399)	-9.4%
Electronic Test	2,408	12.3%	2,266	15.2%	142	6.3%	1,992	17.7%	416	20.9%
Multimarket (Non-Semi)	$6,236	31.9%	$7,261	48.8%	$(1,025)	-14.1%	$6,219	55.4%	$17	0.3%
Semi Market	13,320	68.1%	7,614	51.2%	5,706	74.9%	5,011	44.6%	8,309	165.8%
	$19,556	100.0%	$14,875	100.0%	$4,681	31.5%	$11,230	100.0%	$8,326	74.1%

First quarter 2021 Multimarket bookings were $8.1 million, or 32% of total bookings, compared with $6.5 million, or 37% of total bookings in the fourth quarter.

First quarter 2021 Multimarket net revenues were $6.2 million, or 32% of total net revenues, compared with $7.3 million, or 49% of total net revenues in the fourth quarter.

Top 10 customers represented 45% of year-to-date net revenues as of the end of the fourth quarter and Texas Instruments represented 16% of net revenues on a year-to-date basis.

Net revenues shipped into China for the quarter ended March 31, 2021 were $2.2 million or 11% of consolidated net revenues.

Summary of Component Material Costs, Cost of Revenues and Gross Margin

Component material costs, cost of revenues and gross margin in dollars and as a percentage of total net revenues in the periods presented:

($ in 000s)	Three Months Ended
	3/31/2021		12/31/2020		3/31/2020
Consolidated
Component material costs	$7,076	36.2%	$5,226	35.1%	$3,397	30.3%
Cost of revenues	$10,035	51.3%	$8,155	54.8%	$6,363	56.7%
Gross margin	$9,521	48.7%	$6,720	45.2%	$4,867	43.3%

First quarter 2021 gross margin was $9.5 million, or 48.7%, as compared with $6.7 million, or 45.2%, in the fourth quarter. The improvement in the gross margin percentage was primarily the result of a more favorable absorption of our $2.5 million in fixed manufacturing costs, which represented 13% of net revenues in Q1 2021 compared to 17% of net revenues in Q4 2020. This improvement was partially offset by an increase in our component material costs of 110 basis points in the first quarter, driven by changes in product and customer mix.

Summary of Results of Operations

Results of operations in dollars and as a percentage of total net revenues in the periods presented:

	Three Months Ended
(Amounts in 000s, except per share data)					Change				Change
	3/31/2021		12/31/2020		$	%	3/31/2020		$	%
Net revenues	$19,556	100.0%	$14,875	100.0%	$4,681	31.5%	$11,230	100.0%	$8,326	74.1%
Cost of revenues	10,035	51.3%	8,155	54.8%	1,880	23.1%	6,363	56.7%	3,672	57.7%
Gross margin	9,521	48.7%	6,720	45.2%	2,801	41.7%	4,867	43.3%	4,654	95.6%
Selling expense	2,403	12.3%	1,962	13.2%	441	22.5%	2,052	18.2%	351	17.1%
R&D expense	1,322	6.8%	1,245	8.4%	77	6.2%	1,292	11.5%	30	2.3%
G&A expense	3,161	16.1%	2,919	19.6%	242	8.3%	2,876	25.6%	285	9.9%
Restructuring and other charges	55	0.3%	1,078	7.2%	(1,023)	-94.9%	8	0.1%	47	N/A
Operating expenses	6,941	35.5%	7,204	48.4%	(263)	-3.7%	6,228	55.4%	713	11.4%
Operating income (loss)	2,580	13.2%	(484)	-3.2%	3,064	-633.1%	(1,361)	-12.1%	3,941	-289.6%
Other income (expense)	(2)	0.0%	30	0.2%	(32)	106.7%	(32)	-0.3%	30	93.8%
Pre-tax income (loss)	2,578	13.2%	(454)	-3.0%	3,032	-667.8%	(1,393)	-12.4%	3,971	-285.1%
Income tax expense (benefit)	366	1.9%	(74)	-0.5%	440	594.6%	(250)	-2.2%	616	-246.4%
Net income (loss)	$2,212	11.3%	$(380)	-2.5%	$2,592	682.1%	$(1,143)	-10.2%	$3,355	293.5%

Diluted EPS	$0.21		$(0.04)				$(0.11)
Weighted Avg Shares - diluted	10,329		10,283				10,221

EBITDA	$3,038	15.5%	$12	0.1%	$3,026	25216.7%	$(927)	-8.3%	$3,965	-427.7%

Results of Operations Highlights

Selling expense increased by 23% sequentially to $2.4 million for the first quarter. The $441,000 increase was driven primarily by higher levels of commission expense in our EMS segment. To a lesser extent, there were also increases in salary & benefit costs as well as higher levels of product warranty accruals.

First quarter engineering and product development expense increased 6% sequentially to $1.3 million. The $77,000 increase was driven by a number of increased expense items including benefits, employer payroll taxes, and product development materials.

General and administrative expense increased 8% sequentially to $3.2 million in the first quarter. The $242,000 increase was driven primarily by profit related bonus accruals and to a lesser extent, increased stock-based compensation costs.

Restructuring and other charges were $55,000 in the first quarter compared to $1.1 million in the fourth quarter. The first quarter restructuring charge was related the consolidation of the manufacturing operations of our EMS segment. The fourth quarter restructuring charges were driven primarily by costs associated with the restructuring and consolidation of the manufacturing operations of our EMS Products segment, which totaled $889,000, as well as costs related to a reduction in our Mansfield, MA facility of $189,000. These restructuring and other charges as well as other non-recurring costs are highlighted in the Summary of Non-Recurring Costs that appears later in this Supplemental Information.

Other income was $2,000 in the first quarter compared to $30,000 in the fourth quarter. Our fourth quarter other income included gains on sale of fixed assets and foreign exchange gains, while our first quarter other income did not include any gains on sale and reflected foreign exchange losses.

We booked income tax expense of $366,000 in the first quarter, reflecting a 14% effective tax rate. This compares to an income tax benefit of $(74,000) accrued in the fourth quarter, which reflected an effective tax rate of 16%. We currently expect that our effective tax rate for the balance of 2021 will range from 14% to 16%.

For the quarter ended March 31, 2021, we had net earnings of $2.2 million or $0.21 per diluted share, compared to a net loss of $(380,000) or $(0.04) per diluted share for the fourth quarter. Our first quarter results included restructuring and other charges of $55,000, which when tax effected amounted to $47,000 or less than a penny per diluted share. Excluding these non-recurring costs, our first quarter net earnings would have been $2.3 million or $0.21 per diluted share. Our fourth quarter results included non-recurring charges of $1.3 million, which included the $1.1 million in restructuring and other charges previously discussed, and when tax effected these costs amounted to $1.1 million or $0.11 per share. Excluding these non-recurring costs, our fourth quarter net earnings would have been $693,000 or $0.07 per diluted share (Non-GAAP).

Diluted weighted average shares outstanding were 10,525,826 for the first quarter of 2021. We issued 81,468 shares of restricted stock and had no forfeitures of shares of restricted stock and we did not repurchase any shares during the first quarter of 2021. During the first quarter of 2021, we had 99,740 option shares exercised and raised $717,000 in cash from those exercises during the quarter.

Depreciation expense was $156,000 for the first quarter (unchanged from the fourth quarter), while acquired intangible amortization was $304,000 (essentially unchanged from $306,000 for the fourth quarter). Stock-based compensation expense was $269,000 for the first quarter of 2021 (compared to $191,000 for the fourth quarter). The increase in stock-based compensation expense was driven by the Q1 2021 issuances of restricted stock and options at much higher prices per share than our historical stock-based compensation awards.

EBITDA increased from $12,000 for the fourth quarter to $3.0 million reported for the first quarter.

Balance Sheet and Cash Flow Highlights

Cash and cash equivalents at the end of the first quarter were $10.2 million, down $82,000 or 1% from December 31, 2020. During the quarter we had in cash flow used in operations of $337,000. Today cash stands at $12.0 million. We currently expect cash and cash equivalents to increase throughout 2021 before the impacts of any acquisition related activities.

In early April 2021, we increased the amount of our revolving credit facility from $7.5 million to $10.0 million and extended the term of the revolver from 364 days to 3 years. The increase in term also included the implementation of a 15 basis-point non-usage fee.

Accounts receivable increased $5.1 million or 60% sequentially to $13.5 million at March 31, 2021 with 62 DSO.

Inventories increased $736,000 or 10% sequentially to $8.2 million at March 31, 2021, which corresponded to 105 days of inventory.

Capital expenditures during the first quarter were $388,000, up from $138,000 in the fourth quarter. Included in the first quarter capital expenditures was $267,000 for tenant improvements to our Mt. Laurel, NJ facility related to our EMS facility consolidation, which essentially completed these tenant improvements.

The backlog at the end of March was $17.1 million, up $5.7 million or 49% from $11.5 million at December 31, 2020.

Summary of Non-Recurring Costs

Description	Q1 20	Q2 20	Q3 20	Q420	2020	Q1 21
Costs associated with the CEO transition
Severance and Medical costs			133		133
Other costs (legal, consulting, reversal of stock based comp)		136	108	20	264
	-	136	241	20	397	-
EMS Restructure and Consolidation
Restructuring costs (severance, other lease exit costs)				222	222
Facility consolidation costs (moving, production start up)			14	145	159	55
Lease impairment charge				522	522
Total EMS Restructure and Consolidation	-	-	14	889	903	55

Corporate restructuring costs	8				8
Ambrell restructuring costs		38			38
MA Lease Space Reduction				189	189
Ambrell GM Relocation costs			14		14
Other Items (including renewal of $50M shelf S-3)		42	57	185	284
Total Non-Recurring Costs	8	216	326	1,283	1,833	55
Total Restructuring and Other Costs Per Income Statement	8	38	161	1,078	1,285	55

Earnings (Loss) Excluding Non-Recurring Items:
GAAP Net Income (Loss)	(1,143)	170	458	(380)	(895)	2,212
Diluted Average Shares Outstanding	10,221	10,259	10,288	10,283	10,257	10,526
GAAP Diluted Net Income (Loss) per diluted share	$(0.11)	$0.02	$0.04	$(0.04)	$(0.09)	$0.21

Tax effected non-recurring items - $	7	201	307	1,073	1,588	47
- per diluted share	$0.00	$0.02	$0.03	$0.11	$0.16	$-

GAAP Net Income (Loss) excluding non-recurring items - $	(1,136)	371	765	693	693	2,259
- per diluted share	$(0.11)	$0.04	$0.07	$0.07	$0.07	$0.21

Reconciliation of Net Earnings (GAAP) to EBITDA (Non-GAAP)

($ in 000s)	Three Months Ended
	3/31/2021	12/31/2020	3/31/2020

Net earnings (loss) (GAAP)	$2,212	$(380)	$(1,143)
Acquired intangible amortization	304	306	311
Interest expense	-	4	-
Income tax expense (benefit)	366	(74)	(250)
Depreciation	156	156	155
EBITDA (Non-GAAP)	$3,038	$12	$(927)

Reconciliation of Net Earnings (Loss) (GAAP) to Net Earnings (Loss) Excluding Restructuring and Other Non-Recurring Charges (Non-GAAP) and Net Earnings (Loss) Per Diluted Share (GAAP) to Net Earnings (Loss) Excluding Restructuring and Other Non-Recurring Charges Per Diluted Share (Non-GAAP)

($ in 000s)	Three Months Ended
	3/31/2021	12/31/2020	3/31/2020

Net earnings (loss) (GAAP)	$2,212	$(380)	$(1,143)
Less: Restructuring and other charges	55	1,078	8
Less: Other non-recurring charges	-	205	-
Tax adjustments	(8)	(210)	(1)
Net earnings (loss) excluding restructuring and other non-recurring charges (Non-GAAP)	$2,259	$693	$(1,136)

Net earnings (loss) per diluted share (GAAP)	$0.21	$(0.04)	$(0.11)
Less: Restructuring and other charges	-	0.11	-
Less: Other non-recurring charges	-	0.02	-
Tax adjustments	-	(0.02)	-
Net earnings (loss) excluding restructuring and other non-recurring charges per diluted share (Non-GAAP)	$0.21	$0.07	$(0.11)

Forward-Looking Statements

This Supplemental Information includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” “anticipates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

Such risks and uncertainties include, but are not limited to, any mentioned in this Supplemental Information as well as the impact of the COVID-19 pandemic on our business, liquidity, financial condition and results of operations; indications of a change in the market cycles in the Semi Market or other markets we serve; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors; the success of our strategy to diversify our business by entering markets outside the Semi Market; our ability to successfully consolidate our EMS operations without any impact on customer shipments, quality or the level of our warranty claims and to realize the benefits of the consolidation; the possibility of future acquisitions or dispositions and the successful integration of any acquired operations; our ability to borrow funds or raise capital to finance potential acquisitions; changes in the rates and timing of capital expenditures by our customers; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement made by us in this Supplemental Information is based only on information currently available to us and speaks to circumstances only as of the date on which it is made. We undertake no obligation to update the information in this Supplemental Information to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

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